Exhibit 10.15

Vornado DC Spinco
4445 Willard Avenue
Suite 400
Chevy Chase, Maryland 20815

October 31, 2016

Steven Roth
Vornado Realty Trust

888 Seventh Avenue

New York, New York 10019

Attention: Corporation Counsel

Re:  Formation Unit Award

Dear Steve,

In connection with entry into the Master Transaction Agreement among Vornado Realty Trust and certain of its affiliates, JBG Properties Inc., and certain of its affiliates, and Vornado DC Spinco (the “Company”), and certain of its affiliates dated as of October 31, 2016 (the “Transaction Agreement”), and your service to the Board of Trustees (the “Board”) of Vornado DC Spinco, we are pleased to offer you a grant of certain partnership interests as described below.

On or as soon as reasonably practicable after the consummation of the transactions contemplated by the Transaction Agreement (the “Effective Time”), the Company will grant you a number of initial formation partnership units in Vornado Spinco OP LP equal to $6,500,000, divided by the average high and low trading prices of the Company’s stock on the NYSE on the first trading day after the Effective Time substantially in the form set forth in the award agreement attached as Exhibit A.  If the Transaction Agreement terminates in accordance with its terms and the Effective Time does not occur, this letter will be null and void. This letter may be executed in counterparts.

[Signature page to follow]

Sincerely,

VORNADO DC SPINCO, a Maryland real estate investment trust

	By:	/s/ Alan J. Rice
		Name:	Alan J. Rice
		Title:	Vice President and Secretary

Acknowledged:

/s/ Steven Roth

[Signature Page Letter S. Roth]

EXHIBIT A

VORNADO DC SPINCO 2017 OMNIBUS SHARE PLAN
NON-EMPLOYEE TRUSTEE

FORMATION UNIT AGREEMENT

FORMATION UNIT AGREEMENT (the “Agreement” or “Formation Unit Agreement”) made as of the Grant Date set forth on Schedule A hereto between Vornado DC Spinco, a Maryland real estate investment trust (the “Company”), its subsidiary Vornado DC Spinco OP LP, a Delaware limited partnership (the “Partnership”), and the trustee of the Company or one of its affiliates listed on Schedule A (the “Grantee”).

RECITALS

A.            In accordance with the Vornado DC Spinco 2017 Omnibus Share Plan, as it may be amended from time to time (the “Plan”), the Company desires, in connection with the service of the Grantee to the Company’s Board of Trustees (the “Board”) and the transactions contemplated by that certain Master Transaction Agreement (the “Transaction Agreement”) dated as of October 31, 2016 between Vornado Realty Trust, a Maryland real estate investment trust and Vornado Realty L.P., a Delaware limited partnership, and JBG Properties Inc., a Maryland corporation and JBG/Operating Partners, L.P., a Delaware limited partnership, together with certain affiliated entities, and the Company and the Partnership, to provide the Grantee with an opportunity to acquire Formation Units (as defined in the agreement of limited partnership of the Partnership, as amended (the “Partnership Agreement”)) having the rights, voting powers, restrictions, limitations as to distributions, qualifications and terms and conditions of redemption and conversion set forth herein, in the Plan and in the Partnership Agreement, and thereby provide additional incentive for the Grantee to promote the progress and success of the business of the Company, the Partnership and its subsidiaries.

B.            Schedule A hereto sets forth certain significant details of the Formation Unit grant herein and is incorporated herein by reference. Capitalized terms used herein and not otherwise defined have the meanings provided in the Partnership Agreement and on Schedule A.

NOW, THEREFORE, the Company, the Partnership and the Grantee hereby agree as follows:

AGREEMENT

1.               Grant of Formation Units. On the terms and conditions set forth below, as well as the terms and conditions of the Plan, the Company hereby grants to the Grantee such number of Formation Units set forth on Schedule A (the “Formation Units”).  Once vested in accordance with Section 3, each Formation Unit is intended to provide the Grantee with the opportunity to share in the appreciation of the value of a Share in excess of the Formation Unit Participation Threshold set forth on Schedule A based on the Formation Unit Conversion Factor and other terms set forth in the Partnership Agreement.  The Formation Units will accumulate and/or participate in regular cash distributions made for Common Partnership Units as set forth in the Partnership Agreement, in accordance with the Formation Unit Fraction set forth on Schedule A.

2.               Conversion and Term. Subject to earlier forfeiture, termination, acceleration or cancellation of the Formation Units as provided in the Partnership Agreement, Plan or this Agreement, until the Expiration Date, vested Formation Units shall be convertible at the Grantee’s election into a number of LTIP Units, which in turn are convertible into Common Partnership Units and common Shares (“Common Shares”) as provided in the Partnership Agreement.  For purposes of this Agreement, “Expiration Date” means the tenth (10th) anniversary of the Grant Date.  Unless otherwise provided in an agreement between the Company and the Grantee, upon the Expiration Date any Formation Units which have not been converted into LTIP Units shall terminate, be cancelled for no consideration and be without further force or effect.

3.               Vesting Period. The vesting period of the Formation Units (the “Vesting Period”) begins on the Grant Date and continues until such Vesting Dates as set forth on Schedule A. On the first Vesting Date following the date of this Agreement and each Vesting Date thereafter, the number of Formation Units equal to the applicable Vesting Amount specified on Schedule A shall become vested, subject to earlier forfeiture as provided in this Agreement. To the extent that Schedule A provides for amounts or schedules of vesting that conflict with the provisions of this paragraph, the provisions of Schedule A will govern. Except as permitted under Section 12, the Formation Units for which the applicable Vesting Period has not expired may not be sold, assigned, transferred, pledged or otherwise disposed of or encumbered (whether voluntary or involuntary or by judgment, levy, attachment, garnishment or other legal or equitable proceeding).

The Grantee shall have the right to vote the Formation Units if and when voting is allowed under the Partnership Agreement, regardless of whether the applicable Vesting Period has expired.

4.               Forfeiture of Formation Units. Upon the Grantee’s Retirement, Disability or death, or if the service of the Grantee with the Company or its affiliate is terminated either by the Company or its affiliate (or a successor thereof) without Cause, all outstanding unvested Formation Units shall vest, become convertible and non-forfeitable. If the service of the Grantee with the Company or its affiliate terminates for Cause, any outstanding unvested Formation Units as of the date of such termination shall be forfeited and returned to the Company for delivery to the Partnership and cancellation.

5.               Definitions.

For purposes of this Formation Unit Agreement, the following terms will have the meaning below:

“Cause” means the Grantee’s: (a) conviction of, or plea of guilty or nolo contendere to, a felony, (b) willful and continued failure to substantially perform in all material respects his duties (other than such failure resulting from the Grantee’s incapacity due to physical or mental illness) that the Grantee fails to remedy within 30 days after written notice is delivered by the Company to the Grantee that specifically identifies in reasonable detail the manner in which the Company believes the Grantee has not used reasonable efforts to perform in all material respects his duties hereunder, or (c) willful misconduct that is materially economically injurious to the Company.  For purposes of this paragraph, no act, or failure to act, by the Grantee will be considered “willful” unless committed in bad faith and without a reasonable belief that the act or omission was in the best interests of the Company.

“Disability” means a termination of the Grantee’s service with the Company or an affiliate as a result of the Grantee having been substantially unable to perform his duties as trustee for a continuous period of 180 days due to incapacity caused by physical or mental illness and within 30 days after receiving written Notice of such termination of service after such 180- day period, the Grantee shall not have returned to the substantial performance of his duties on a full-time basis.

“Retirement” means termination of the Grantee’s service to the Company and its subsidiaries after attainment of age 65.

6.               Certificates. Each certificate, if any, issued in respect of the Formation Units awarded under this Formation Unit Agreement shall be registered in the Grantee’s name and held by the Company until the expiration of the applicable Vesting Period. If certificates representing the Formation Units are issued by the Partnership, at the expiration of each Vesting Period, the Company shall deliver to the Grantee (or, if applicable, to the Grantee’s legal representatives, beneficiaries or heirs) certificates representing the number of Formation Units that vested upon the expiration of such Vesting Period. The Grantee agrees that any resale of the Formation Units received upon the expiration of the applicable Vesting Period (or Common Shares) received upon redemption of or in exchange for Formation Units, other Partnership Units or Common Partnership Units of the Partnership into which Formation Units may have been converted) shall not occur during the “blackout periods” forbidding sales of Company securities, as set forth in the then-applicable Company employee manual or insider trading policy. In addition, any resale shall be made in compliance with the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), or an applicable exemption therefrom, including, without limitation, the exemption provided by Rule 144 promulgated thereunder (or any successor rule).

7.               Tax Withholding. The Company or its applicable affiliate has the right, to the extent applicable, to withhold from cash compensation payable to the Grantee all applicable income and employment taxes due and owing at the time the applicable portion of the Formation Units becomes includible in the Grantee’s income (the “Withholding Amount”), and/or to delay delivery of Formation Units until appropriate arrangements have been made for payment of such withholding. In the alternative, the Company has the right to retain and cancel, or sell or otherwise dispose of, such number of Formation Units as have a market value (determined as of the date the applicable Formation Units vest) approximately equal to the Withholding Amount, with any excess proceeds being paid to Grantee.

8.               Certain Adjustments. The Formation Units shall be subject to adjustment as provided in the Partnership Agreement, and except as otherwise provided therein, if (i) the Company shall at any time be involved in a merger, consolidation, dissolution, liquidation, reorganization, exchange of shares, sale of all or substantially all of the assets or stock of the Company or other transaction similar thereto, (ii) any stock dividend, stock split, reverse stock split, stock combination, reclassification, recapitalization, significant repurchases of stock, or other similar change in the capital structure of the Company, or any extraordinary dividend or other distribution to holders of Common Shares or Common Partnership Units other than regular dividends shall occur, or (iii) any other event shall occur that in each case in the good faith judgment of the Compensation Committee of the Board (the “Committee”) necessitates action by way of appropriate equitable adjustment in the terms of this Formation Unit Agreement, the Plan or the Formation Units, then the Committee shall take such action as it deems necessary to maintain the Grantee’s rights hereunder so that they are substantially proportionate to the rights existing under this Agreement and the terms of the Formation Units prior to such event, including, without limitation: (A) adjustments in the Formation Units; and (B) substitution of other awards under the Plan or otherwise. In the event of any change in the outstanding Common Shares (or corresponding change in the Conversion Factor applicable to Common Partnership Units of the Partnership) by reason of any share dividend or split, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other corporate change, or any distribution to common shareholders of the Company other than regular dividends, any LTIP Units, Common Partnership Units, shares or other securities received by the Grantee with respect to the applicable Formation Units for which the Vesting Period shall not have expired will be subject to the same restrictions as the Formation Units with respect to an equivalent number of shares or securities and shall be deposited with the Company.

9.               Notice. Any notice to be given to the Company shall be addressed to the General Counsel, Vornado DC Spinco, 4445 Willard Avenue, Suite 400, Chevy Chase, Maryland 20815, and any notice to be given the Grantee shall be addressed to the Grantee at the Grantee’s address as it appears on the records of the Company, or at such other address as the Company or the Grantee may hereafter designate in writing to the other.

10.            Governing Law. This Formation Unit Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware, without references to principles of conflict of laws.

11.            Successors and Assigns. This Formation Unit Agreement shall be binding upon and inure to the benefit of the parties hereto and any successors to the Company and any successors to the Grantee by will or the laws of descent and distribution, but this Formation Unit Agreement shall not otherwise be assignable or otherwise subject to hypothecation by the Grantee.

12.            Transfer; Redemption. None of the Formation Units shall be sold, assigned, transferred, pledged or otherwise disposed of or encumbered (whether voluntarily or involuntarily or by judgment, levy, attachment, garnishment or other legal or equitable proceeding) (each such action, a “Transfer”), or redeemed in accordance with the Partnership Agreement (a) prior to vesting and (b) unless such Transfer is in compliance with all applicable securities laws (including, without limitation, the Securities Act), and such Transfer is in accordance with the applicable terms and conditions of the Partnership Agreement. Any attempted Transfer of Formation Units not in accordance with the terms and conditions of this Section 12 shall be null and void, and the Partnership shall not reflect on its records any change in record ownership of any Formation Units as a result of any such Transfer, and shall otherwise refuse to recognize any such Transfer.

13.            Severability. If, for any reason, any provision of this Formation Unit Agreement is held invalid, such invalidity shall not affect any other provision of this Formation Unit Agreement not so held invalid, and each such other provision shall to the full extent consistent with law continue in full force and effect. If any provision of this Formation Unit Agreement shall be held invalid in part, such invalidity shall in no way affect the rest of such provision not held so invalid, and the rest of such provision, together with all other provisions of this Formation Unit Agreement, shall to the full extent consistent with law continue in full force and effect.

14.            Headings. The headings of paragraphs hereof are included solely for convenience of reference and shall not control the meaning or interpretation of any of the provisions of this Formation Agreement.

15.            Counterparts. This Formation Unit Agreement may be executed in multiple counterparts with the same effect as if each of the signing parties had signed the same document. All counterparts shall be construed together and constitute the same instrument.

16.            Miscellaneous. This Formation Unit Agreement may not be amended except in writing signed by the Company and the Grantee. Notwithstanding the foregoing, this Formation Unit Agreement may be amended in writing signed only by the Company to: (a) correct any errors or ambiguities in this Formation Unit Agreement; and/or (b) to make such changes that do not materially adversely affect the Grantee’s rights hereunder. This grant shall in no way affect the Grantee’s participation or benefits under any other plan or benefit program maintained or provided by the Company. In the event of a conflict between this Formation Unit Agreement and the Plan or the Partnership Agreement, the Plan or the Partnership Agreement, respectively, shall govern; provided, that the Plan may not be amended in a manner that materially adversely affects the Employee’s rights hereunder without the Employee’s consent.

17.            Status as a Partner. As of the Grant Date, the Grantee shall be admitted as a partner of the Partnership with beneficial ownership of the number of Formation Units issued to the Grantee as of such date pursuant to this Formation Unit Agreement by: (A) signing and delivering to the Partnership a copy of this Agreement; and (B) signing, as a Limited Partner, and delivering to the Partnership a counterpart signature page to the Partnership Agreement (attached hereto as Exhibit A).

18.            Status of Formation Units under the Plan. The Formation Units are both issued as equity securities of the Partnership and granted as awards under the Plan. The Company will have the right at its option, as set forth in the Partnership Agreement, to issue Common Shares in exchange for Partnership Units into which Formation Units may have been converted pursuant to the Partnership Agreement, subject to certain limitations set forth in the Partnership Agreement, and such Common Shares, if issued, will be issued under the Plan. The Grantee must be eligible to receive the Formation Units in compliance with applicable federal and state securities laws and to that effect is required to complete, execute and deliver certain covenants, representations and warranties (attached as Exhibit B). The Grantee acknowledges that the Grantee will have no right to approve or disapprove such determination by the Company.

19.            Investment Representations; Registration. The Grantee hereby makes the covenants, representations and warranties as set forth on Exhibit B attached hereto. All of such covenants, warranties and representations shall survive the execution and delivery of this Formation Unit Agreement by the Grantee. The Partnership will have no obligation to register under the Securities Act any Formation Units or any other securities issued pursuant to this Formation Unit Agreement or upon conversion or exchange of Formation Units.

20.            Section 83(b) Election. In connection with this Formation Unit Agreement, the Grantee hereby agrees to make an election to include in gross income in the year of transfer the applicable Formation Units pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended, substantially in the form attached hereto as

Exhibit C and to supply the necessary information in accordance with the regulations promulgated thereunder.

21.            Acknowledgement.  The Grantee hereby acknowledges and agrees that this Formation Unit Agreement and the Formation Units issued hereunder shall constitute satisfaction in full of all obligations of the Company and the Partnership, if any, to grant to the Grantee Formation Units pursuant to the terms of any written service agreement or letter or other written offer or description of service with the Company and/or the Partnership executed prior to or coincident with the date hereof.

[signature page follows]

IN WITNESS WHEREOF, this Formation Unit Agreement has been executed by the parties hereto as of the date and year first above written.

VORNADO DC SPINCO, a Maryland real estate investment trust

By:
Name:
Title:

VORNADO DC SPINCO OP LP, a Delaware limited partnership

By:	Vornado DC Spinco GP LLC, a Delaware limited liability company, its general partner

	By:	Vornado Realty L.P., a Delaware limited
partnership, its manager

		By:	Vornado Realty Trust, a Maryland real
estate investment trust, its general partner

By:
Name:
Title:

GRANTEE

Name: